Exhibit 99.1

Steve Madden Declares Three-for-Two Stock Split

LONG ISLAND CITY, N.Y., September 17, 2018 - Steve Madden (Nasdaq: SHOO), a leading designer and marketer of fashion footwear and accessories for women, men and children, today announced that its Board of Directors has declared a three-for-two stock split, in the form of a stock dividend, of the Company's outstanding shares of common stock.

The stock split will entitle all stockholders of record at the close of business on October 1, 2018, to receive one additional share of Steve Madden common stock for every two shares of common stock held on that date. The additional shares are expected to be distributed to stockholders on or about October 11, 2018, by the Company’s transfer agent. As a result of the stock split, the number of outstanding shares of the Company’s common stock will increase to approximately 87.6 million shares from approximately 58.4 million shares outstanding prior to the split.

Answers to frequently asked questions regarding the stock split will be available on the Company's website in the Investor Relations section.

About Steve Madden

Steve Madden designs, sources and markets fashion-forward footwear and accessories for women, men and children. In addition to marketing products under its own brands including Steve Madden®, Dolce Vita®, Betsey Johnson®, Blondo®, Report®, Brian Atwood®, Cejon®, Mad Love® and Big Buddha®, Steve Madden is a licensee of various brands, including Kate Spade®, Superga® and Anne Klein®. Steve Madden also designs and sources products under private label brand names for various retailers. Steve Madden's wholesale distribution includes department stores, specialty stores, luxury retailers, national chains and mass merchants. Steve Madden also operates 208 retail stores (including Steve Madden's six Internet stores). Steve Madden licenses certain of its brands to third parties for the marketing and sale of certain products, including ready-to-wear, outerwear, intimate apparel, eyewear, hosiery, jewelry, fragrance, luggage and bedding and bath products. For local store information and the latest Steve Madden booties, pumps, men's and women's boots, dress shoes, sandals and more, visit http://www.stevemadden.com.

Safe Harbor

This press release and oral statements made from time to time by representatives of the Company contain certain "forward looking statements" as that term is defined in the federal securities laws. The events described in forward looking statements may not occur. Generally, these statements relate to business plans or strategies, projected or anticipated benefits or other consequences of the Company's plans or strategies, projected or anticipated benefits from acquisitions to be made by the Company, or projections involving anticipated revenues, earnings or other aspects of the Company's operating results. The words "may," "will," "expect," "believe," "anticipate," "project," "plan," "intend," "estimate," and "continue," and their opposites and similar expressions are intended to identify forward looking statements. The Company cautions you that these statements concern current expectations about the Company's future results and condition and are not guarantees of future performance or events and are subject to a number of uncertainties, risks and other influences, many of which are beyond the Company's control, that may influence the accuracy of the statements and the projections upon which the statements are based. Factors which may affect the Company's results include, but are not limited to, the risks and uncertainties discussed in the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the Securities and Exchange Commission. Any one or more of these uncertainties, risks and other influences could materially affect the Company's results of operations and financial condition and whether forward looking statements made by the Company ultimately prove to be accurate and, as such, the Company's actual results, performance and achievements could differ materially from those expressed or implied in these forward looking statements. The Company undertakes no obligation to publicly update or revise any forward looking statements, whether as a result of new information, future events or otherwise.

Contact

Steven Madden, Ltd.

Director of Corporate Development & Investor Relations

Danielle McCoy

718-308-2611

daniellemccoy@stevemadden.com